Exhibit 99_1

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CHESAPEAKE LODGING TRUST REPORTS STRONG

FOURTH QUARTER RESULTS AND INCREASES

QUARTERLY DIVIDEND BY 10%

ANNAPOLIS, MD, February 8, 2012 – Chesapeake Lodging Trust (NYSE:CHSP), a lodging real estate investment trust (REIT), reported today its financial results for the quarter ended December 31, 2011.

HIGHLIGHTS

•

Acquisitions – Acquired the 613-room Denver Marriott City Center for a purchase price of $119.0 million and the Holiday Inn New York City Midtown – 31st Street for a purchase price of $52.2 million; On January 31, 2012, announced definitive agreement to acquire the 185-room Hyatt Place New York Midtown South for a purchase price of $76.5 million.

•	Pro Forma RevPAR – 8.3% increase for comparable 11-hotel portfolio over the same period in 2010.

•	Pro Forma Adjusted Hotel EBITDA Margin – 280 basis point increase for comparable 11-hotel portfolio over the same period in 2010.

•	Financings – Closed on new three-year revolving credit facility, increasing facility size and reducing cost of borrowing.

•	Dividends – Increased first quarter 2012 dividend by 10% to $0.22 per common share (5% annualized yield).

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CONSOLIDATED FINANCIAL RESULTS

The following is a summary of the consolidated financial results (in millions, except per share amounts):

	Three months ended December 31,		Year ended December 31,
	2011(1)	2010(2)	2011(3)	2010(4)
Total revenue	$56.1	$21.8	$172.2	$54.2

Net income (loss) available to common shareholders	$2.9	$(1.5)	$8.8	$(0.8)
Net income (loss) per diluted share	$0.09	$(0.09)	$0.30	$(0.07)

FFO available to common shareholders	$9.2	$0.7	$27.2	$4.0
FFO per diluted share	$0.29	$0.04	$0.92	$0.36

AFFO available to common shareholders	$10.1	$3.0	$32.7	$8.1
AFFO per diluted share	$0.32	$0.18	$1.11	$0.72

Corporate EBITDA	$14.4	$1.3	$40.5	$5.8

Adjusted Corporate EBITDA	$15.3	$3.6	$46.0	$9.8

(1)	Includes results of operations of ten hotels for the full period and one hotel for part of the period.
(2)	Includes results of operations of four hotels for the full period and one hotel for part of the period.
(3)	Includes results of operations of five hotels for the full period and six hotels for part of the period.
(4)	Includes results of operations of five hotels for part of the period.

“2011 was an exceptional year for Chesapeake on various fronts,” said James L. Francis, Chesapeake Lodging Trust’s President and Chief Executive Officer. “We more than doubled the size of our high-quality hotel portfolio by capitalizing on attractive acquisition opportunities, added further flexibility to our revolving credit facility and took advantage of the attractive interest rate environment, and delivered strong operating results.”

Mr. Francis continued, “Our high-quality hotel portfolio generated industry exceeding RevPAR growth and, coupled with our aggressive asset management, produced strong improvements in margin both during the quarter and for the year.”

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

HOTEL OPERATING RESULTS

Management assesses the operating performance of its hotels irrespective of the hotel owner during the periods compared. Included in the following table are comparisons of, on a pro forma basis, occupancy, ADR, RevPAR, Adjusted Hotel EBITDA, and Adjusted Hotel EBITDA Margin, the key operating metrics that management uses to assess the performance of its hotels. The key operating metrics include the hotel operating results of 11 of the Trust’s 12 hotels owned as of December 31, 2011 (in thousands, except pro forma ADR and pro forma RevPAR). The key operating metrics do not include operating results for the Holiday Inn New York City Midtown – 31st Street, as the hotel opened for business on January 19, 2012.

	Three months ended December 31,			Year ended December 31,
	2011	2010	Change	2011	2010	Change
Pro forma occupancy	74.4%	71.5%	290 bps	77.6%	75.1%	250 bps
Pro forma ADR	$177.94	$170.97	4.1%	$175.13	$165.89	5.6%
Pro forma RevPAR	$132.39	$122.22	8.3%	$135.90	$124.60	9.1%

Pro forma Adjusted Hotel EBITDA	$18,779	$16,301	15.2%	$71,477	$60,734	17.7%
Pro forma Adjusted Hotel EBITDA Margin	31.9%	29.1%	280 bps	31.7%	29.1%	260 bps

Funds from operations (FFO), Adjusted FFO (AFFO), net income before interest, income taxes, and depreciation and amortization (Corporate EBITDA), Adjusted Corporate EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA and Adjusted Hotel EBITDA Margin are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

ACQUISITION ACTIVITY

On October 3, 2011, the Trust acquired the 613-room Denver Marriott City Center located in Denver, Colorado for approximately $120.1 million, including acquired working capital. The Trust funded the acquisition with available cash on hand and by borrowing under its revolving credit facility. The Trust has assumed the existing management agreement with Marriott International, Inc. to continue operating the hotel.

On December 22, 2011, the Trust acquired the 122-room Holiday Inn New York City Midtown – 31st Street located in New York, New York for $52.6 million, including acquired working capital. The Trust funded the acquisition with a borrowing under its revolving credit facility. The Trust entered into a management agreement with Real Hospitality Group to operate the hotel. The newly developed hotel opened for business on January 19, 2012.

FINANCING ACTIVITY

On October 14, 2011, the Trust amended its credit agreement providing for a new three-year secured revolving credit facility. The maximum amount that the Trust may borrow under the facility increased from $150.0 million to $200.0 million and provides for the possibility of further future increases, up to a maximum of $300.0 million, in accordance with certain terms. The amount that the Trust can borrow under the revolving credit facility is based on the value of the Trust’s hotels included in the borrowing base, as defined in the credit agreement. The interest rate for borrowings under the new facility was reduced to LIBOR, plus 2.75%—3.75% (the spread over LIBOR based on the Trust’s consolidated leverage ratio), as compared to LIBOR plus 3.75%, subject to a LIBOR floor of 2.00%, under the previous facility. The amended credit agreement contains standard financial covenants, including certain leverage ratios, coverage ratios, and a minimum tangible net worth requirement. Subject to certain conditions, the facility allows for a one-year extension.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

DIVIDENDS

On October 14, 2011, the Trust paid a dividend of $0.20 per share to its common shareholders of record as of September 30, 2011. On December 15, 2011, the Trust declared a dividend in the amount of $0.20 per share payable to its common shareholders of record as of December 31, 2011. The dividend was paid on January 13, 2012.

On February 8, 2012, the Trust declared a dividend in the amount of $0.22 per share payable to its common shareholders of record as of March 31, 2012. The dividend will be paid on April 13, 2012.

POST-QUARTER ACTIVITY

On January 31, 2012, the Trust announced it had entered into a definitive agreement to acquire the 185-room Hyatt Place New York Midtown South located in New York, New York for a purchase price of $76.5 million, or approximately $414,000 per key. The hotel is currently under development at 52-54 West 36th Street, between 5th Avenue and 6th Avenue. Closing on the proposed acquisition is expected to occur following completion of the hotel by the seller, anticipated in the third quarter 2012, and satisfaction of customary closing conditions.

2012 OUTLOOK

Based on the operating trends and fundamentals of the Trust’s current 12-hotel portfolio and the Hyatt Place New York Midtown South that is expected to close in the third quarter 2012, the Trust estimates these assets will produce the following results for 2012:

•	Pro forma RevPAR to increase in the range of 6.5% to 8.5% over 2011;

•	Net income available to common shareholders will range from $19.2 million to $22.1 million;

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

•	Adjusted Hotel EBITDA will range from $82.3 million to $85.6 million; and

•	AFFO per diluted share will range from $1.55 to $1.64.

“Our well-positioned hotel portfolio concentrated in major markets will benefit from strong convention calendars and growing corporate and international tourism demand in 2012. Coupled with little-to-no supply growth in our current markets, we expect the portfolio to generate strong returns on investment and to produce meaningful free cash flow for our shareholders,” said James L. Francis.

NON-GAAP FINANCIAL MEASURES

The Trust reports the following seven non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) FFO, (2) AFFO, (3) Corporate EBITDA, (4) Adjusted Corporate EBITDA, (5) Hotel EBITDA, (6) Adjusted Hotel EBITDA and (7) Adjusted Hotel EBITDA Margin. A reconciliation of these non-GAAP financial measures is included in the accompanying financial tables.

FFO – The Trust calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization, impairment charges, gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. By excluding the effect of depreciation and amortization and gains (losses) from sales of real estate, both of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, the Trust believes that FFO provides investors a useful financial measure to evaluate the Trust’s operating performance.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

AFFO – The Trust further adjusts FFO for certain additional recurring and non-recurring items that are not in NAREIT’s definition of FFO. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and unfavorable contract liabilities. The Trust believes that AFFO provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

Corporate EBITDA – Corporate EBITDA is defined as net income before interest, income taxes, and depreciation and amortization. The Trust believes that Corporate EBITDA provides investors a useful financial measure to evaluate the Trust’s operating performance, excluding the impact of the Trust’s capital structure (primarily interest expense) and the Trust’s asset base (primarily depreciation and amortization).

Adjusted Corporate EBITDA – The Trust further adjusts Corporate EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and unfavorable contract liabilities. The Trust believes that Adjusted Corporate EBITDA provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

Hotel EBITDA – Hotel EBITDA is defined as total revenues less total hotel operating expenses. The Trust believes that Hotel EBITDA provides investors a useful financial measure to evaluate the Trust’s hotel operating performance.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Adjusted Hotel EBITDA – The Trust further adjusts Hotel EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for non-cash amortization of intangible assets and unfavorable contract liabilities. The Trust believes that Adjusted Hotel EBITDA provides investors with another useful financial measure to evaluate the Trust’s hotel operating performance.

Adjusted Hotel EBITDA Margin – Adjusted Hotel EBITDA Margin is defined as Adjusted Hotel EBITDA as a percentage of total revenues. The Trust believes that Adjusted Hotel EBITDA Margin provides investors another useful financial measure to evaluate the Trust’s hotel operating performance.

CONFERENCE CALL

The Trust will host a conference call on Wednesday, February 8, 2012 at 5:30 p.m. Eastern Time to discuss its financial results. Interested individuals are invited to listen to the call by dialing (877) 683-0303 (U.S./Canadian callers) or (706) 643-5037 (International callers). The conference call ID is 44853546. A simultaneous webcast of the call will be available on the Trust’s website at www.chesapeakelodgingtrust.com. It is recommended that participants call or log on 10 minutes ahead of the scheduled start time to ensure proper connection.

A replay of the conference call will be available two hours after the live call until midnight on February 15, 2012. To access the replay, dial (855) 859-2056 (U.S./Canadian callers) or (404) 537-3406 (International callers). The conference call ID is 44853546. A webcast replay and transcript of the conference call will be archived and available on the Trust’s website for 12 months.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

ABOUT CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust is a self-advised lodging real estate investment trust (REIT) focused on investments primarily in upper-upscale hotels in major business and convention markets and, on a selective basis, premium select-service and extended-stay hotels in urban settings or unique locations in the United States. The Trust owns 12 hotels with an aggregate of 3,516 rooms in six states and the District of Columbia. Additional information can be found on the Trust’s website at www.chesapeakelodgingtrust.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts, such as the Trust’s expectations regarding the future Hotel EBITDA and Adjusted Hotel EBITDA of its existing and to be acquired hotels and the Trust’s 2012 outlook. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: our ability to complete acquisitions; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Trust’s filings with the SEC. Although the Trust believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 8, 2012, and the Trust undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Trust’s expectations, except as required by law.

CHESAPEAKE LODGING TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,
	2011	2010
ASSETS
Property and equipment, net	$879,224	$364,940
Intangible assets, net	39,982	35,694
Cash and cash equivalents	20,960	10,551
Restricted cash	15,034	2,588
Accounts receivable, net	6,302	4,186
Prepaid expenses and other assets	4,370	4,606
Deferred financing costs, net	5,266	2,743

Total assets	$971,138	$425,308

LIABILITIES AND SHAREHOLDERS' EQUITY
Long-term debt	$407,736	$105,000
Accounts payable and accrued expenses	21,475	11,160
Other liabilities	21,798	3,892

Total liabilities	451,009	120,052

Commitments and contingencies

Preferred shares, $.01 par value; 100,000,000 shares authorized; no shares issued and outstanding, respectively	—	—
Common shares, $.01 par value; 400,000,000 shares authorized; 32,161,620 shares and 18,435,670 shares issued and outstanding, respectively	322	184
Additional paid-in capital	543,861	311,303
Cumulative dividends in excess of net income	(22,924)	(6,231)
Accumulated other comprehensive loss	(1,130)	—

Total shareholders’ equity	520,129	305,256

Total liabilities and shareholders’ equity	$971,138	$425,308

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(unaudited)
REVENUE
Rooms	$40,967	$14,365	$128,730	$38,530
Food and beverage	13,389	6,659	37,781	13,758
Other	1,774	742	5,680	1,906

Total revenue	56,130	21,766	172,191	54,194

EXPENSES
Hotel operating expenses:
Rooms	9,562	3,706	30,110	9,104
Food and beverage	9,224	4,332	27,682	9,414
Other direct	899	422	2,785	1,053
Indirect	18,638	7,299	55,550	17,770

Total hotel operating expenses	38,323	15,759	116,127	37,341
Depreciation and amortization	6,312	2,241	18,382	4,793
Air rights contract amortization	130	130	520	411
Corporate general and administrative:
Share-based compensation	808	429	3,094	1,689
Hotel acquisition costs	811	2,149	5,081	3,597
Other	1,674	2,000	6,902	5,396

Total operating expenses	48,058	22,708	150,106	53,227

Operating income (loss)	8,072	(942)	22,085	967

Interest income	5	24	145	120
Interest expense	(4,863)	(1,012)	(12,868)	(2,344)
Loss on early extinguishment of debt	—	—	(208)	—

Income (loss) before income taxes	3,214	(1,930)	9,154	(1,257)

Income tax benefit (expense)	(273)	458	(118)	583

Net income (loss)	$2,941	$(1,472)	$9,036	$(674)

EARNINGS PER SHARE:

Net income (loss)	$2,941	$(1,472)	$9,036	$(674)
Less: Dividends declared on unvested time-based awards	(61)	(43)	(242)	(85)
Less: Undistributed earnings allocated to unvested time-based awards	—	—	—	—

Net income (loss) available to common shareholders	$2,880	$(1,515)	$8,794	$(759)

Net income (loss) per common share—basic and diluted	$0.09	$(0.09)	$0.30	$(0.07)

Weighted-average number of common shares outstanding—basic and diluted	31,794,886	16,999,861	29,413,841	11,236,120

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$9,036	$(674)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	18,382	4,793
Air rights contract amortization	520	411
Ground lease asset amortization	20	—
Deferred financing costs amortization	2,189	641
Premium on mortgage loan amortization	(105)	—
Unfavorable contract liability amortization	(98)	—
Loss on early extinguishment of debt	208	—
Share-based compensation	3,094	1,689
Changes in assets and liabilities:
Accounts receivable, net	1,371	(1,531)
Prepaid expenses and other assets	(363)	(909)
Accounts payable and accrued expenses	2,472	7,566
Other liabilities	(18)	213

Net cash provided by operating activities	36,708	12,199

Cash flows from investing activities:
Acquisition of hotels, net of cash acquired	(483,702)	(404,197)
Deposit on hotel acquisitions	—	(2,000)
Receipt of deposit on hotel acquisitions	2,000	—
Improvements and additions to hotels	(3,389)	(2,414)
Change in restricted cash	(6,900)	(2,588)

Net cash used in investing activities	(491,991)	(411,199)

Cash flows from financing activities:
Proceeds from sale of common shares, net of underwriting fees	230,291	312,158
Payment of offering costs related to sale of common shares	(491)	(2,134)
Net borrowings under revolving credit facility	100,000	45,000
Proceeds from issuance of mortgage debt	225,000	60,000
Principal prepayment on mortgage debt	(60,000)	—
Scheduled principal payments on mortgage debt	(781)	—
Payment of deferred financing costs	(4,920)	(3,384)
Purchase of interest rate cap	(262)	—
Payment of dividends to common shareholders	(22,936)	(1,862)
Repurchase of common shares	(209)	(1)
Repayment of related-party loan	—	(249)

Net cash provided by financing activities	465,692	409,528

Net increase in cash	10,409	10,528
Cash and cash equivalents, beginning of period	10,551	23

Cash and cash equivalents, end of period	$20,960	$10,551

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table reconciles net income (loss) available to common shareholders to FFO and AFFO available to common shareholders for the three months and year ended December 31, 2011 and 2010:

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net income (loss) available to common shareholders	$2,880	$(1,515)	$8,794	$(759)
Add: Depreciation and amortization	6,312	2,241	18,382	4,793

FFO available to common shareholders	9,192	726	27,176	4,034

Add: Hotel acquisition costs	811	2,149	5,081	3,597
Non-cash amortization(1)	60	135	470	421

AFFO available to common shareholders	$10,063	$3,010	$32,727	$8,052

FFO per common share—basic and diluted	$0.29	$0.04	$0.92	$0.36

AFFO per common share—basic and diluted	$0.32	$0.18	$1.11	$0.72

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, unfavorable contract liability, and air rights contract.

The following table reconciles net income (loss) to Corporate EBITDA and Adjusted Corporate EBITDA for the three months and year ended December 31, 2011 and 2010:

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net income (loss)	$2,941	$(1,472)	$9,036	$(674)
Add: Depreciation and amortization	6,312	2,241	18,382	4,793
Interest expense	4,863	1,012	12,868	2,344
Loss on early extinguishment of debt	—	—	208	—
Income tax expense (benefit)	273	(458)	118	(583)
Less: Interest income	(5)	(24)	(145)	(120)

Corporate EBITDA	14,384	1,299	40,467	5,760

Add: Hotel acquisition costs	811	2,149	5,081	3,597
Non-cash amortization(1)	60	135	470	421

Adjusted Corporate EBITDA	$15,255	$3,583	$46,018	$9,778

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, unfavorable contract liability, and air rights contract.

The following table calculates for comparable 11-hotel portfolio owned during the quarter pro forma Hotel EBITDA, Adjusted Hotel EBITDA and Adjusted Hotel EBITDA Margin for the three months and year ended December 31, 2011 and 2010:

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Total revenue	$58,956	$55,971	$225,613	$208,504
Less: Total hotel operating expenses	40,107	39,675	154,086	147,780

Hotel EBITDA	18,849	16,296	71,527	60,724

Less: Non-cash amortization(1)	(70)	5	(50)	10

Adjusted Hotel EBITDA	$18,779	$16,301	$71,477	$60,734

Adjusted Hotel EBITDA Margin	31.9%	29.1%	31.7%	29.1%

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, and unfavorable contract liability.

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table calculates forecasted Hotel EBITDA and Adjusted Hotel EBITDA for the year ending December 31, 2012:

	2012
	Low	High
Total revenue	$251,850	$256,900
Less: Total hotel operating expenses	169,270	171,020

Hotel EBITDA	82,580	85,880

Less: Non-cash amortization(1)	(280)	(280)

Adjusted Hotel EBITDA	$82,300	$85,600

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, and unfavorable contract liability.

The following table reconciles forecasted net income available to common shareholders to FFO and AFFO available to common shareholders for the year ending December 31, 2012:

	2012
	Low	High
Net income available to common shareholders	$19,220	$22,070
Add: Depreciation and amortization	27,660	27,660

FFO available to common shareholders	46,880	49,730

Add: Hotel acquisition costs	2,480	2,480
Non-cash amortization(1)	240	240

AFFO available to common shareholders	$49,600	$52,450

FFO per diluted common share	$1.47	$1.56

AFFO per diluted common share	$1.55	$1.64

Weighted-average number of diluted common shares outstanding	31,905	31,905

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST

CURRENT HOTEL PORTFOLIO

			Purchase Price
Hotel	Location	Rooms	(in millions)	Acquisition Date
1 Hyatt Regency Boston	Boston, MA	502	$112.00	March 18, 2010
2 Hilton Checkers Los Angeles	Los Angeles, CA	188	46.00	June 1, 2010
3 Courtyard Anaheim at Disneyland Resort	Anaheim, CA	153	25.00	July 30, 2010
4 Boston Marriott Newton	Newton, MA	430	77.25	July 30, 2010
5 Le Meridien San Francisco	San Francisco, CA	360	143.00	December 15, 2010
6 Homewood Suites Seattle Convention Center	Seattle, WA	195	53.00	May 2, 2011
7 W Chicago—City Center	Chicago, IL	368	128.80	May 10, 2011
8 Hotel Indigo San Diego Gaslamp Quarter	San Diego, CA	210	55.50	June 17, 2011
9 Courtyard Washington Capitol Hill/Navy Yard	Washington, DC	204	68.00	June 30, 2011
10 Hotel Adagio	San Francisco, CA	171	42.25	July 8, 2011
11 Denver Marriott City Center	Denver, CO	613	119.00	October 3, 2011
12 Holiday Inn New York City Midtown—31st Street	New York, NY	122	52.20	December 22, 2011

		3,516	$922.00